SharedChain

SharedChain is an innovative, Internet-like e-commerce & fulfillment meta-platform for the entire supply chain process.


SUPPLIER
SHARED CHAIN
Reinventing Global E-commerce and Supply Chain
CUSTOMER

Invest

$99.45 minimum investment

DEADLINE: August 22, 2022

in 2 months

SHARE PRICE
$0.65

TOTAL RAISED
$0

VALUATION
$10,560,252

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

SharedChain was founded to realize a better world through systematic changes in the whole market system. Saving the world economy is no idle boast, nor lofty goal.

Reinventing Global E-commerce and Supply Chain

SharedChain is a patented, local market-based, e-commerce and fulfillment platform with an efficient and fast physical fulfillment infrastructure. Focusing on the whole supply chain and stakeholders in the real market, it is an internet-like meta-platform; efficient, fast, fair, ubiquitous, and easy-to-use. Stakeholders include: manufacturers, suppliers, producers, service providers, national retailers, local retailers, end-customers, etc.

We believe SharedChain has the opportunity to become a predominant solution for managing real-world supply chains and disrupt the real (physical) market just as the Internet did in information 25 years ago.

PROBLEM

There is a **lack of an Internet-like efficient, fast, fair, ubiquitous, and easy-to-use meta-platform** (or infrastructure) for the whole supply chain and stakeholders in the real market.

Many digital e-commerce and/or fulfillment platforms have been developed in the real (physical) supply chain process, but none have a physical fulfillment platform alongside them. **Not one in the whole world.**

For everyone in the market, there is a lack of efficient, fast, and easy-to-use e-commerce and fulfillment platforms. In this situation, existing brick-and-mortar retail stores, especially small-and-medium sized local retailers, may inevitably lose ground to other bigger competitors with e-commerce business and see their business disappear.

Number of brick-and-mortar retail stores in the United States


500,000
400,000
300,000
200,000
100,000
0
Number of stores
450,940
445,456
442,597
328,208
2017
2018
2019*
2020*
© Statista 2022

SOLUTION


THE SOLUTION
SharedChain
Patented, Local Market-Based, 3D E-commerce & Fulfillment Infrastructure System
Multiple Merchants
Multiple Local Markets
Multiple Fulfillment Warehouses
Multiple Shopify-like E-stores (B2B2C) on
• Wholesale (B2B)
• Retail (B2C) &
• Local R&S (B2C)
E-marketplaces
A Distribution Center
Multiple Pickup / Delivery Centers
Local Customers
SharedChain.io | 4
Easy to construct e-commerce and fulfillment networks - based on this infrastructure system
01
Low cost of e-commerce & fulfillment – by spreading costs among joined affiliated sellers through:
▪ Local market-based, 3D e-commerce & fulfillment process
▪ Uberization of Fulfillment Work
▪ Aggregated Last-mile Delivery
02
Fast delivery – Delivery starting points and customers are in the same local market
03
Low consumer prices
04
High customer satisfaction
05
High PROFITABILITY

To realize an **efficient and fast physical fulfillment infrastructure,** SharedChain aims to leverage local markets to create network or consolidation effects in fulfillment:

- **one of the first of its kind** in e-commerce space
- developed the uberization of fulfillment work to **easily** construct the local fulfillment process and **significantly** lower the fixed and variable fulfillment costs
- the multi-dimensional 3D fulfillment process to get the **maximized consolidation effects** and **overcome** the physical limitations of products

- the aggregated last-mile delivery system to get the **maximized aggregation effects** and **fast delivery** (delivery starting points and customers are in the same local market)

By doing these, our goal is to reduce current fulfillment costs. Moreover, SharedChain can handle almost all kinds including wet, natural, frozen, sizes, and prices of products.

Because a fully optimized fulfillment with minimized unit delivery cost & fast delivery is provided to all, big or small, with a fair condition for competition, **numerous new profitable e-commerce businesses and applications may be easily created.**

With these activities, SharedChain may have the potential to induce a new supply chain revolution in the real market just as the Internet did the internet revolution in information.

BUSINESS MODEL

SharedChain aims to have many streams of revenue with all-around much cheaper fees.



Many Streams of Revenue = High Yield Potential
TRANSACTION FEES
4-6% as compared to Amazons'15%
SUBSCRIPTION FEES
$9.99/M or $19.99/M from Sellers
Multiple Local Markets
PRODUCT PROVIDERS
SharedChain
Collective Digital E-commerce & Fulfillment Platform (Network Effects)
LOCAL WAREHOUSES
DISTRIBUTION CENTER
PICK-UP / DELIVERY CENTERS
LOCAL CUSTOMER
FULFILLMENT PARTNERSHIP FEES
$19.99/M from Warehouses & Local Pickup/Delivery Centers
STORAGE CONNECTION FEES
10% of Warehouse Storage Fees
FULFILLMENT CONNECTION FEES
20% of Fulfillment Service Fees
DELIVERY CONNECTION FEES
10% of Delivery Fees

Note: Please be aware that this company is at the pre-revenue stage. These forward-looking statements are not guarantees of future performance and involve a high degree of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are beyond the control of the Company and its management.

SharedChain has already developed wholesale (B2B), retail (B2C), and local R&S e-marketplaces to cover the majority of the industry and stakeholders of the market. On the basis of these standard e-marketplaces, every participating seller may **instantly** set up its own Shopify-like e-stores for its products or brands. Participants may also **easily** develop marketing collaborations with other sellers/re-sellers to grow sales (Power Selling).

Here, a seller's customers will also automatically become SharedChain's customers. Accordingly, SharedChain and participating sellers may **easily develop collaborative marketing strategies** to grow sales for each other.

On SharedChain, all orders from multiple locations by a single customer may be processed in the **same cart** (consolidated order processing), fulfilled by the **same local supply chain** (or fulfillment) infrastructure, and delivered the **same day** or next day all at the **same time**.

Moreover, ubiquitous e-commerce applications are also possible in almost **all stages of the real market** such as public market, private market, local retail & service market, last-mile delivery market, and Omni-channel service market. Furthermore, this SharedChain system is applicable everywhere in the global markets, similar to the Internet.

The US B2C e-commerce market (16.9% of Total B2C) is $767.7 billion, and the US B2B e-commerce market is $6.7 trillion in the Red Ocean.

Statista
2022

MARKET

$3.78 trillion (83.1% of total B2C) retail sales are still made by brick-and-mortar retail stores. Unfortunately, almost all existing e-commerce & fulfillment platforms are charging more than 30% total fees on product prices. This fundamentally blocks the participation of existing brick-and-mortar retail stores into the e-commerce business.

SharedChain may lower the average total fees to 10%, offer more customers to local retailers, and create a new Blue Ocean. This may secure the SharedChain's startup sales from the beginning, planning to **allow success to flourish**.

SUCCESS TO DATE

- **Granted US Patent No. 8,793,194 B2**
- **Full scale development** of local market-based digital e-commerce & fulfillment platform
- Successful development of **standard wholesale (B2B), retail (B2C), and local R&S (B2C) e-marketplaces**
- Successful development of **sub-domain or customized e-store system**
- **Successfully conducted a pilot operation** in Los Angeles with YeMak Sweater on SharedChain's Retail E-marketplace.

PRESS

- **CSCMP's Supply Chain Quarterly**
  How a "3-D" Supply Chain Process System Could Revolutionize Business
- **CSCMP's Supply Chain Quarterly Staff**
  "3-D" Supply Chains Could Spur Job Creation, Bloggers Contend

TEAM



LUKE HO-HYUNG LEE

Founder, Visionary & CEO

Serial International Entrepreneur, Contributor to CSCMP's Supply Chain Quarterly & to Huffington Post, recognized as the original developer of 3D Supply Chain Process System which is the base concept of SharedChain, founded and operated two manufacturing companies, one in Korea and one in China, MBA from University of Buffalo, New York.



NIKHIL SATHE

Co-founder, Strategy & Finance

25+ years of C-suite level Transportation and Logistics expertise with 30+ years in financial stewardship and M&A, visionary, pro-growth & transformational leader known in the North American 3PL and Non-Asset Industry, educated as a CPA from the US, CA from India and Executive MBA from Queen's University in Canada.



SRIDHAR RAIDI

Information Technology, CTO

20+ years of experience in software development for many kinds of projects, CTO of Saguna Consulting, worked with HCL Technologies, Ex-Senior Information Technology Consultant at AirySoft Inc, Master's degree in computer science from Andhra University, India.

USE OF PROCEEDS

If the offering's maximum amount of $1,069,999 is raised:

Use	Value	% of Proceeds
Sales & Marketing	$274,743	25.7%
Local Market Development & Operations	$284,919	26.6%
Software Development & Operations	$264,567	24.7%
Business Operation	$193,340	18.1%
Intermediary fees	$52,430	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Ubiquitous Marketplace System Inc., doing business as SharedChain. This offering must raise at least $10,000 by August 22, 2022 at 10:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. SharedChain may issue additional securities to raise up to $1,069,999, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

	17,892,695 shares
×	$0.65 per share
	$11,630,252 implied valuation

FINANCIALS

SharedChain's official name is Ubiquitous Marketplace System Inc., so that's the name that appears in the statements below.

These financial statements have been audited by an independent Certified Public Accountant.

CPA audit report

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

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UPDATES

Jun 21, 2022 • Primary offering of 1,646,153 shares at $0.65

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